EXHIBIT 99.1

Airship AI Announces Pricing of $8.0 Million Public Offering Priced At-Market According to Nasdaq Rules

Redmond, WA – August 29, 2024 – Airship AI Holdings, Inc. (NASDAQ: AISP) (“Airship AI” or the “Company”), a leader in AI-driven video, sensor, and data management surveillance solutions, today announced the pricing of a public offering priced at-market according to Nasdaq rules of 2,882,883 shares of its common stock and warrants to purchase up to an aggregate of 2,882,883 shares of its common stock at a combined public offering price $2.775 per share and associated common warrant. Each share of common stock is being sold together with one warrant to purchase one share of common stock. The warrants will have an exercise price of $2.65 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance. The closing of the offering is expected to occur on or about September 3, 2024, subject to the satisfaction of customary closing conditions.

Roth Capital Partners and The Benchmark Company, LLC are acting as the co-placement agents for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $8.0 million, before deducting the placement agents’ fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The securities described above are being offered pursuant to the Company’s registration statement on Form S-1 (File No. 333-281333) originally filed with the Securities and Exchange Commission (“SEC”) on August 7, 2024, and which became effective on August 29, 2024. The public offering is being made only by means of a prospectus, which is part of the effective registration statement. When available, electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660 by phone at (800) 678-9147 or e-mail at rothecm@roth.com, or by contacting The Benchmark Company, LLC at 150 East 58th St., 17th Floor, New York, NY 10155, by telephone: (212) 312-6700, or by email at Prospectus@benchmarkcompany.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Airship AI Holdings, Inc.

Founded in 2006, Airship AI (NASDAQ: AISP) is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI is an AI-driven video, sensor and data management surveillance platform that improves public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Acropolis enterprise management software stack, and Command family of visualization tools.

For more information, visit https://airship.ai.

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Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, the completion of the public offering, the satisfaction of customary closing conditions related to the public offering and the intended use of proceeds from the public offering. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors,” as well as the Company’s subsequent filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

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